EXHIBIT 99.3
Selected Financial Data.
The following tables contain our selected historical consolidated financial data, which should be read in conjunction with our supplemental combined financial statements and the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in this Current Report on Form 8-K. The selected financial data as of December 31, 2012 and 2011 and for the fiscal years ended December 31, 2012, 2011 and 2010 have been derived from our audited supplemental combined financial statements at those dates and for those periods, contained elsewhere in this Current Report on Form 8-K. The historical selected financial data as of December 31, 2010, 2009 and 2008 and for the fiscal years ended December 31, 2009 and 2008 have been derived from our audited consolidated financial statements at those dates and for those periods, not contained in this Current Report on Form 8-K, as adjusted retrospectively for our acquisitions of the controlling interests in the ARL Joint Venture, American Railcar Industries, Inc. and Viskase Companies, Inc., which were accounted for as entities under common control and reported in our combined results on an as-if-pooling basis.
In 2008 we acquired a controlling interest in Federal-Mogul, which has been consolidated as of March 1, 2008. In 2010, we acquired a controlling interest in Tropicana, which has been consolidated as of November 15, 2010. In 2012, we acquired a controlling interest in CVR Energy Inc., which has been consolidated as of May 4, 2012. These acquisitions affect the comparability of our selected financial data presented below.

	Icahn Enterprises					Icahn Enterprises Holdings
	Year Ended December 31,					Year Ended December 31,
	2012	2011	2010	2009	2008	2012	2011	2010	2009	2008
	(in millions, except per unit data)					(in millions)
Statement of Operations Data:
Net sales	$14,574	$9,127	$7,822	$6,654	$8,216	$14,574	$9,127	$7,822	$6,654	$8,216
Other revenues from operations	951	933	394	304	269	951	933	394	304	269
Net gain (loss) from investment activities	343	1,905	814	1,406	(2,920)	343	1,905	814	1,406	(2,920)
Income (loss) from continuing operations	762	1,800	776	1,251	(3,135)	763	1,801	779	1,258	(3,128)
(Loss) income from discontinued operations	—	—	(1)	1	485	—	—	(1)	1	485
Net income (loss)	762	1,800	775	1,252	(2,650)	763	1,801	778	1,259	(2,643)
Less: Net (income) loss attributable to non-controlling interests	(366)	(1,050)	(576)	(999)	2,624	(366)	(1,050)	(576)	(999)	2,624
Net income (loss) attributable to Icahn Enterprises/Icahn Enterprises Holdings	$396	$750	$199	$253	$(26)	$397	$751	$202	$260	$(19)
Net income (loss) attributable to Icahn Enterprises/Icahn Enterprises Holdings from:
Continuing operations	$396	$750	$200	$252	$(511)	$397	$751	$203	$259	$(504)
Discontinued operations	—	—	(1)	1	485	—	—	(1)	1	485
	$396	$750	$199	$253	$(26)	$397	$751	$202	$260	$(19)
Net income (loss) attributable to Icahn Enterprises/Icahn Enterprises Holdings allocable to:
Limited partners	$379	$735	$195	$229	$(57)	$384	$743	$200	$259	$(50)
General partner	17	15	4	24	31	13	8	2	1	31
	$396	$750	$199	$253	$(26)	$397	$751	$202	$260	$(19)
Basic income (loss) per LP Unit:
Income (loss) from continuing operations	$3.75	$8.35	$2.28	$2.96	$(7.63)
(Loss) income from discontinued operations	0.00	0.00	(0.01)	0.01	6.85
Basic income (loss) per LP unit	$3.75	$8.35	$2.27	$2.97	$(0.78)
Basic weighted average LP units outstanding	101	88	86	77	73
Diluted income (loss) per LP unit:
Income (loss) from continuing operations	$3.75	$8.15	$2.27	$2.89	$(7.63)
(Loss) income from discontinued operations	0.00	0.00	(0.01)	0.01	6.85
Diluted income (loss) per LP unit	$3.75	$8.15	$2.26	$2.90	$(0.78)
Diluted weighted average LP units outstanding	101	93	87	81	73

	Icahn Enterprises					Icahn Enterprises Holdings
	Year Ended December 31,					Year Ended December 31,
	2012	2011	2010	2009	2008	2012	2011	2010	2009	2008
	(in millions, except per unit data)					(in millions)
Other Financial Data:
EBITDA attributable to Icahn Enterprises/Icahn Enterprises Holdings(1)	$1,158	$1,463	$876	$798	$866	$1,158	$1,463	$877	$798	$866
Adjusted EBITDA attributable to Icahn Enterprises/Icahn Enterprises Holdings(1)	1,542	1,547	939	907	478	1,542	1,547	939	907	478
Cash distributions declared per LP unit	0.40	0.55	1.00	1.00	1.00

	Icahn Enterprises					Icahn Enterprises Holdings
	December 31,					December 31,
	2012	2011	2010	2009	2008	2012	2011	2010	2009	2008
	(in millions)					(in millions)
Balance Sheet Data:
Cash and cash equivalents	$3,108	$2,328	$2,988	$2,273	$2,944	$3,108	$2,328	$2,988	$2,273	$2,944
Investments	5,491	8,938	7,470	5,405	4,531	5,491	8,938	7,470	5,405	4,531
Property, plant and equipment, net	7,661	4,657	4,655	4,164	4,349	7,661	4,657	4,655	4,164	4,349
Total assets	25,932	26,539	22,777	20,412	21,219	25,946	26,550	22,786	20,426	21,231
Post-employment benefit liability	1,488	1,340	1,272	1,413	1,356	1,488	1,340	1,272	1,413	1,356
Debt	9,873	7,831	7,902	6,613	6,396	9,865	7,821	7,891	6,608	6,390
Equity attributable to Icahn Enterprises/Icahn Enterprises Holdings	4,669	3,755	3,183	2,834	2,564	4,691	3,776	3,203	2,989	2,712

(1)EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, discontinued operations, losses on extinguishment of debt, FIFO impacts, major scheduled turnaround expense, unrealized gains/losses on certain derivative contracts, certain share-based compensation expenses related to a certain proxy matter, expenses related to a certain acquisition and loss on disposal of certain fixed assets and certain other charges. We present EBITDA and Adjusted EBITDA on a consolidated basis, net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA and Adjusted EBITDA present meaningful measures of corporate performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance. The following table reconciles, on a basis attributable to Icahn Enterprises/Icahn Enterprises Holdings, net income attributable to Icahn Enterprises/Icahn Enterprises Holdings, to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated. In addition, Adjusted EBITDA for prior periods has been revised to conform to our current calculation. EBITDA results for prior periods have been adjusted in order to properly be reflected on a basis attributable to Icahn Enterprises/Icahn Enterprises Holdings.

	Icahn Enterprises					Icahn Enterprises Holdings
	Year Ended December 31,					Year Ended December 31,
	2012	2011	2010	2009	2008	2012	2011	2010	2009	2008
	(in millions)					(in millions)
Attributable to Icahn Enterprises/Icahn Enterprises Holdings:
Net income (loss)	$396	$750	$199	$253	$(26)	$397	$751	$202	$260	$(19)
Interest expense	456	377	338	268	295	455	376	336	261	288
Income tax expense (benefit)	(128)	27	11	(40)	327	(128)	27	11	(40)	327
Depreciation, depletion and amortization	434	309	328	317	270	434	309	328	317	270
EBITDA attributable to Icahn Enterprises	$1,158	$1,463	$876	$798	$866	$1,158	$1,463	$877	$798	$866
Impairment(a)	$106	$58	$8	$34	$337	$106	$58	$8	$34	$337
Restructuring(b)	25	9	12	37	117	25	9	12	37	117
Purchase accounting inventory adjustment(c)	—	—	—	—	54	—	—	—	—	54
Non-service cost of U.S. based pension(d)	29	18	25	35	3	29	18	25	35	3
FIFO impact (favorable) unfavorable(e)	58	—	—	—	—	58	—	—	—	—
OPEB curtailment gains(f)	(40)	(1)	(22)	—	—	(40)	(1)	(22)	—	—
Certain share-based compensation expense(g)	30	—	—	—	—	30	—	—	—	—
Major scheduled turnaround expense(h)	88	—	—	—	—	88	—	—	—	—
Discontinued operations(i)	—	—	—	(1)	(753)	—	—	—	(1)	(753)
Net loss (gain) on extinguishment of debt(j)	7	—	40	4	(146)	7	—	39	4	(146)
Unrealized (gain)/loss on certain derivatives(k)	57	—	—	—	—	57	—	—	—	—
Other(l)	24	—	—	—	—	24	—	—	—	—
Adjusted EBITDA attributable to Icahn Enterprises	$1,542	$1,547	$939	$907	$478	$1,542	$1,547	$939	$907	$478

(a)	Represents asset impairment charges, net of non-controlling interests. The amount for 2008 relates primarily to our Automotive segment for goodwill and other indefinite-lived intangible assets.

(b)
Restructuring costs primarily include expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries, net of non-controlling interests.

(c)
In connection with the application of purchase accounting upon the acquisition of Federal-Mogul, we adjusted Federal-Mogul's inventory balance as of March 1, 2008 to fair value. This resulted in an additional non-cash charge to cost of goods sold during 2008 which is reflected net of non-controlling interests.

(d)	Represents certain pension expenses, primarily associated with Federal-Mogul's non-service cost of U.S. based funded pension, net of non-controlling interests.

(e)	Represents FIFO impacts related to CVR's petroleum's business, net of non-controlling interests.

(f)	Represents curtailment gains relating to Federal-Mogul's elimination of certain other post-employment benefits for certain of its employees, net of non-controlling interests.
(g) Represents certain share-based compensation expense, net of non-controlling interests.
(h) Represents major scheduled turnaround expenses associated with CVR's petroleum and fertilizer businesses, net of non-controlling interests.

(i)	Discontinued operations primarily include the operating results of and gain on sale of our former gaming segment, American Casino & Entertainment Properties, LLC, which was sold in February 2008.

(j)
During the fourth quarter of 2008, we purchased outstanding debt of entities in our consolidated financial statements in the principal amount of $352 million and recognized an aggregate gain of $146 million. During 2010, we recognized a loss on the extinguishment of our 2012 Notes and 2013 Notes, net of non-controlling interests.

(k) Represents unrealized gains and losses on certain derivatives, net of non-controlling interests.

(l) Represents other charges primarily related to Federal-Mogul's special commercial settlement of $10 million and a legal settlement of $15 million.